Exhibit 10.1

EIGHTH ADDENDUM TO LICENSE AGREEMENT

This eighth addendum ("Eighth Addendum") is entered into this 1st day of September, 2015 by and between Thomson Reuters (Markets) LLC (as successor to Reuters America LLC) (hereinafter "Reuters") and GreenHaven Commodity Services, LLC (as assigned from GreenHaven, LLC) ("GCS").

This Eighth Addendum is entered into to modify the License Agreement between Reuters and GCS dated July 19th, 2006, with addendum dated October 11, 2006 ("First Addendum"), addendum dated September 18, 2007 ("Second Addendum"), addendum dated July 7, 2008 ("Third Addendum"), addendum dated September 30, 2009 ("Fourth Addendum"), addendum dated September 30, 2010 ("Fifth Addendum"), and addendum dated September 22, 2011 ("Sixth Addendum"), and addendum dated November 22, 2011 ("Seventh Addendum") (collectively the "Agreement").

1.	The exclusivity period specified in Section 1 of the First Addendum (and as extended by the Third Addendum, Fourth Addendum, Fifth Addendum, Sixth Addendum and Seventh Addendum) shall be extended from September 1, 2015 to September 1, 2017 and will auto renew along with the Current Term, subject to Reuters right to terminate the exclusivity at anytime in the event of the following:

a. The US, or foreign currency equivalent, invested in the Products based upon the average daily Official closing amount of invested assets as specified in Section 3(b) (iii) is less than $200 mm for 2 consecutive calendar quarters.

2.	The current term of the License Agreement between Reuters and GCS dated July 19th, 2006 (the, "License Agreement") shall be extended until September 1, 2017 (the, "Current Term") and shall automatically renew for successive two (2) year periods (each a "Renewal Term") unless and until (i) Licensor or Licensee terminates this Agreement at the expiration of the Current Term or any Renewal Term by giving at least one hundred eighty (180) day's prior written notice to the other parties, or terminated as set forth in Section 2 (c) or (d) of the License Agreement.

3.	Except as expressly modified by this Eighth Addendum, the terms of the Agreement, and any appendices or addenda thereto, shall remain in full force and effect. In the event of any inconsistencies between the terms of the Agreement or any prior addenda, and this Eighth Addendum, the terms of this Addendum shall prevail and control.

IN WITNESS WHEREOF, the parties hereto have executed or caused to be executed this Addendum as of the date set forth below.

Signed on behalf of Client		Signed on behalf of Thomson Reuters (Markets) LLC
	Signature		Signature
Ashmead Pringle	Print Name	Fiona Gowrley	Print Name
President	Position	CA Manager of EMEA	Position
8/27/15	Date		Date